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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       THE STANDARD REGISTER COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          THE STANDARD REGISTER COMPANY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:  $125
     (2) Form, schedule or registration statement no.:  1-6249
     (3) Filing party:  First Union Real Estate Equity and Mortgage Investments
     (4) Date filed:  March 10, 1994
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

                              [LOGO HERE]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        OF THE STANDARD REGISTER COMPANY

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders ("Annual Meeting") of The Standard Register Company, an Ohio corporation ("Company"), will be held at The Mandalay Banquet Center, 2700 East River Road, Dayton, Ohio, on Wednesday, April 20, 1994, at 11:00 A.M., Eastern Daylight Savings Time, for the following purposes:

     (1) To fix the number of directors to be elected;

     (2) To elect a Board of Directors;

     (3) To appoint and retain Battelle & Battelle, Certified Public Accountants, as the Company's auditors for the year 1994; and

     (4) The transaction of such other business as may properly come before such meeting or any adjournments thereof.

     Pursuant to the Code of Regulations, the Board of Directors has fixed the close of business on February 25, 1994, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments. Only shareholders of record on such date will be entitled to notice of and to vote at the Annual Meeting or any adjournments.

                                           /S/Rebecca A. Kagan
                                           Rebecca A. Kagan
                                           Secretary

Dayton, Ohio
March 25, 1994

***************************************************************************
*                                                                         *
*  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE  *
*  SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING     *
*  ENVELOPE.                                                              *
*                                                                         *
***************************************************************************

                         THE STANDARD REGISTER COMPANY

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                                PROXY STATEMENT

                                      FOR

                                 ANNUAL MEETING

                                       OF

                                  SHAREHOLDERS

- --------------------------------------------------------------------------------

                          PRINCIPAL EXECUTIVE OFFICES:
                               600 ALBANY STREET
                            DAYTON, OHIO 45401-1167

                          Mailing Date: March 25, 1994

- --------------------------------------------------------------------------------

This Proxy Statement accompanies the Notice of Annual Meeting of Shareholders ("Annual Meeting") of The Standard Register Company, an Ohio corporation ("Company" or "Corporation"), to be held at The Mandalay Banquet Center, 2700 East River Road, Dayton, Ohio, on Wednesday, April 20, 1994, at 11:00 A.M., Eastern Daylight Savings Time.

A. SOLICITATION AND REVOCATION OF PROXIES

THE PROXIES ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Proxies received in time to be voted at the Annual Meeting or any adjournments thereof will be voted in accordance with the instructions indicated on such proxies unless such proxies have been revoked. Proxies may be revoked by giving a later dated proxy to the Company or by giving notice of revocation to the Company in writing or orally at the Annual Meeting. The presence by a shareholder at the Annual Meeting will not, by itself, revoke a proxy. The proxies solicited on behalf of the Board of Directors of the Company contain the authority to vote the shares of stock cumulatively in the election of directors to the Company's Board of Directors at the Annual Meeting.

B. SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

In accordance with applicable regulations of the Securities and Exchange Commission, any proposal of a shareholder intended for inclusion in the Company's proxy statement and form of proxy for the 1995 Annual Meeting of the Company to be held on April 19, 1995, must be received by the Company on or before November 18, 1994, at its principal executive offices located at 600 Albany Street, Dayton, Ohio 45401-1167.

C. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record at the close of business February 25, 1994, are entitled to vote at the Annual Meeting or any adjournments thereof. At that date, the Company had outstanding and entitled to vote 23,994,546 shares of Common Stock (each share having one vote) and 4,725,000 shares of Class A Stock (each share having five votes).

  All properly cast votes, in person or by proxy, will be counted for purposes of the issues to be voted on at the Annual Meeting. Abstentions and broker non-votes will not be counted and therefore will have no impact on the vote for fixing the number of directors, the plurality vote for electing the directors or the vote for auditors.
  On February 25, 1994, the following persons owned of record and beneficially, as trustees, more than five percent (5%) of the equity securities of the
Company:

       NAME AND                                                                    PERCENT OF
      ADDRESS OF               NATURE OF              CLASS AND                     COMBINED
      BENEFICIAL              BENEFICIAL               NUMBER          PERCENT       VOTING
        OWNERS                 OWNERSHIP              OF SHARES       OF CLASS       POWER
- ---------------------------------------------------------------------------------------------
Paul H. Granzow         Co-Trustees under       2,516,856 shares      53.27% of      38.63 %
50 E. Third St.         the Last Will and       Class A (5 votes      Class A
Dayton, OH 45402        Testament of            per share)            24.22% of
 and                    John Q. Sherman,        5,810,508 shares      Common
James L. Sherman,       Deceased                Common (1 vote
2720 Philadelphia Dr.                           per share)
Dayton, OH 45405 (1)
The Fifth Third Bank    Sole Surviving          1,081,392 shares      22.89% of      16.80 %
Cincinnati, OH 45202    Trustee under the       Class A (5 votes      Class A
  (2)                   Last Will and Testament per share)            10.82% of
                        of William C. Sherman,  2,595,312 shares      Common
                        Deceased                Common (1 vote
                                                per share)
The Fifth Third Bank    Sole Surviving Trustee  1,071,624 shares      22.68% of      16.65 %
Cincinnati, OH 45202    under Trust Agreement   Class A (5 votes      Class A
  (3)                   dated December 29,      per share)            10.72% of
                        1939,                   2,571,912 shares      Common
                        with William C.         Common (1 vote
                        Sherman,                per share)
                        Deceased

- --------------------------------------------------------------------------------

(1) Paul H. Granzow and James L. Sherman, the Trustees under the Last Will and Testament of John Q. Sherman, deceased, hold the voting securities in separate equal trusts for each of the eight (8) children of John Q. Sherman, deceased, each of whom is a life beneficiary of his or her respective trust. The Trustees share voting and investment power for the securities in the trusts. The Will of John Q. Sherman requires the Trustees to give to each child, upon his or her request, a proxy authorizing said child to vote the voting securities held in his or her respective trust.

(2) The trust under the Last Will and Testament of William C. Sherman, deceased, provides for the payment of net income for life to Helen Margaret Hook Clarke, niece of William C. Sherman, deceased. The Trustee, The Fifth Third Bank ("Fifth Third"), has the sole voting and investment power for the securities in the testamentary trust. This trust shall hereinafter be referred to as the "William C. Sherman Testamentary Trust".

(3) The trust created under the Agreement with William C. Sherman dated December 29, 1939, provides for the payment of net income for life to Helen Margaret Hook Clarke and the children of John Q. Sherman, deceased. Fifth Third has the sole voting and investment power for the securities in the trust. This trust shall hereinafter be referred to as the "William C. Sherman Inter Vivos Trust". The William C. Sherman Testamentary Trust and the William C. Sherman Inter Vivos Trust shall hereinafter be referred to collectively as the "William C. Sherman Trusts".

  None of the persons who are beneficiaries of the above trusts owns in his or her own name more than five percent (5%) of the outstanding voting securities of the Company. However, each of the eight (8) children of John Q. Sherman has the right, upon his or her request, to vote the voting securities of the Company held by the trustee in his or her respective trust. The shares of Class A Stock and Common Stock of the Company held by the trustees of the John Q. Sherman Trust represent in the aggregate 38.63% of the outstanding votes of the stock of the Company. Each of the eight (8) beneficiaries has the right to vote slightly less than five percent (5%) of the outstanding votes of the stock of the Company by reason of each beneficiary's right to request a proxy to vote both Class A and Common Stock in his or her respective trust. The names of each of the eight
(8) beneficiaries of the John Q. Sherman Trust are as follows: John Neary Sherman, William Patrick Sherman, Mary Catherine Sherman Nushawg, James Louis Sherman, Helen Louise Sherman Tormey, Robert Neary Sherman, Charles Francis Sherman, and Patricia Lucille Sherman Begley.

  So far as is known to the Company, no other person as of February 25, 1994, owned beneficially more than five percent (5%) of any class of equity security of the Company.

  Each director and executive officer listed on the compensation table and all directors and executive officers as a group beneficially own securities of the Company as follows:

                                                                                 PERCENT OF
                                                AMOUNT AND                        COMBINED
         NAME OF            TITLE OF             NATURE OF           PERCENT       VOTING
   BENEFICIAL OWNER           CLASS        BENEFICIAL OWNERSHIP      OF CLASS      POWER
- -------------------------------------------------------------------------------------------
Roy W. Begley, Jr.         Common         Joint voting and            0.002%            0.001%
  Director                                investment power-500
                                          shares (1)
Ralph R. Burchenal         Common         Sole voting and             0.013%            0.006%
  Director                                investment power-
                                          3,000 shares
F. David Clarke, III       Common         Joint voting and            0.028%            0.014%
  Director                                investment power-
                                          6,776 shares (2)
                           Class A        Sole voting power-          0.108%            0.054%
                                          5,096 shares
John K. Darragh            Common         Sole voting and             0.330%            0.166%
  Director and                            investment power-
  Executive Officer                       79,257 shares
Paul H. Granzow            Common         Sole voting and             0.105%            0.053%
  Director and                            investment power-
  Executive Officer                       25,309 shares (3:4)
Mary C. Nushawg            Common         Sole voting and invest-     0.054%            0.027%
  Director                                ment power-
                                          12,924 shares
                           Common         Sole voting power-          3.027%            1.525%
                                          726,324 shares (5)
                           Class A        Sole voting power-          6.659%            3.303%
                                          314,616 shares (5)
Peter S. Redding           Common         Sole voting and invest-     0.075%            0.038%
  Director and                            ment power-
  Executive Officer                       17,959 shares (6)
John J. Schiff, Jr.        Common         Sole voting and             0.109%            0.055%
  Director                                investment power-
                                          26,200 shares
Charles F. Sherman         Common         Sole voting and             0.209%            0.106%
  Director                                investment power-
                                          50,268 shares
                           Common         Sole voting power-          3.027%            1.525%
                                          726,324 shares (7)
                           Class A        Sole voting power-          6.659%            3.303%
                                          314,616 shares (7)
John Q. Sherman, II        Common         Sole voting and invest-     0.001%            0.000%
  Director                                ment power-
                                          160 shares
Joseph V. Schwan           Common         Sole voting and invest-     0.040%            0.020%
  Executive Officer                       ment power-
                                          9,606 shares
                           Common         Joint voting and            0.003%            0.001%
                                          investment power-
                                          650 shares  (8)
Harry A. Seifert, Jr.      Common         Sole voting and invest-     0.104%            0.052%
  Executive Officer                       ment power-
                                          24,945 shares (9)
                           Common         Joint voting and            0.008%            0.004%
                                          investment power-
                                          1,950 shares (10)
Michael Spaul              Common         Sole voting and invest-     0.053%            0.027%
                                          ment power-
                                          12,738
On February 25, 1994,      Common         2,540,269 shares (         10.587%            5.335%
the shares beneficially    Class A        948,944 shares (5)(7)      20.083%            9.964%
owned by all executive
officers and
directors as a group
(18 persons in group)

- --------------------------------------------------------------------------------
(1) Roy W. Begley, Jr. and his wife Margaret Begley own as joint tenants 500 shares of Common Stock of the Company. Margaret Begley owns 130 shares of Common Stock of the Company as to which Mr. Begley disclaims beneficial ownership.

(2) F. David Clarke, III and his wife, Loretta M. Clarke, own as joint tenants 6,776 shares of Common Stock of the Company.

(3) Paul H. Granzow and James L. Sherman are trustees under the Last Will and Testament of John Q. Sherman. As such, Paul H. Granzow and James L. Sherman have the power to vote shares held by the trusts in the event that the beneficiaries of the trusts do not desire to exercise their right to vote the shares. The John Q. Sherman Trust owns, in trust, 2,516,856 shares of Class A Stock and 5,810,508 shares of Common Stock which in the aggregate represents 38.63% of the outstanding votes of the Company. Paul H. Granzow and James L. Sherman share the investment power with respect to Class A and Common Stock held by the trusts. The beneficiaries of the trusts do not have the investment power with respect to the securities in the trusts.

(4) Lana T. Granzow, the wife of Paul H. Granzow, owns 1,220 shares of Common Stock of the Company. Paul H. Granzow disclaims beneficial ownership of these shares of Common Stock.

(5) Mary C. Nushawg is a beneficiary of the John Q. Sherman Trust and as such has the right to vote 314,616 shares of Class A Stock and 726,324 shares of Common Stock of the Company.

(6) Lorelei L. Redding, the wife of Peter S. Redding, owns 250 shares of Common Stock of the Company. Peter S. Redding disclaims beneficial ownership of these shares of Common Stock.

(7) Charles F. Sherman is a beneficiary of the John Q. Sherman Trust and as such has the right to vote 314,616 shares of Class A Stock and 726,324 shares of Common Stock of the Company.

(8) Joseph V. Schwan and his wife, Charlann Schwan, own as joint tenants 650 shares of Common Stock of the Company.

(9) Harry A. Seifert, Jr. is custodian for shares held under the Uniform Gift to Minors Act of Ohio on behalf of his children Heather L. Seifert and Harry A. Seifert, III, 1200 shares for each.

(10) Harry A. Seifert, Jr. and his wife, Joan Seifert, own as joint tenants 1,950 shares of Common Stock of the Company.

D. PERFORMANCE GRAPH

  The following graph portrays a comparison of the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock from December 31, 1988 to December 31, 1993 (as measured by dividing (i) the sum of
(A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented and, (B) the difference between the Company's share price at the end and the beginning of the periods presented; by (ii) the share price at the beginning of the periods presented) with the NASDAQ Equity Index and a Peer Group Index. The Peer Group consists of Duplex Products, Inc. and Moore Corporation, Ltd. which are two (2) competitors of the Company.

       Measurement Period
      (Fiscal Year Covered)               SRC              Peer             NASDAQ
1988                                          100.0             100.0             100.0
1989                                          101.5             117.5             121.2
1990                                           69.2              94.7             103.0
1991                                           96.5              92.8             165.2
1992                                          129.6              79.1             192.1
1993                                          154.4              93.0             219.2

E. EXECUTIVE COMPENSATION

1. EXECUTIVE COMPENSATION REPORT OF THE BOARD OF DIRECTORS

  The Compensation Committee (i) recommends annually to the Board of Directors for its approval the salaries for the Company's executive officers, and (ii) studies all forms of executive compensation and incentives and reports to the Board of Directors from time to time the results of the Committee's studies. The Compensation Committee does not have the au-thority to determine the compensation of any employee, officer or director of the Company.

  In determining its recommendations to the Board of Directors for executive salaries, the Compensation Committee assigned each executive position, including the President and Chief Executive Officer position, a salary range that defined a minimum, mid-point and maximum salary commensurate with the responsibilities of the job, as determined by periodic compensation guidelines provided to the Company by independent compensation consultants engaged by it. For 1993, the consultants reviewed a group of nineteen companies that supply various types of office products. The consultants provided the range of salaries paid by those companies for various types of executive positions and the Committee utilized that information in recommending salaries for the Company's executive officers for similar positions. The nineteen companies included the two that are utilized in the performance graph. The mid-point of the range approximated the average pay of the range according to the consultants. Factors that determined the salary within the range included objective performance and level of experience. The range was adjusted to reflect changes in the cost of living and the competitive business climate from the prior year. Executive salaries were targeted at the mid-point of range, but in relative terms were in the lower quartile (0-25%) of salaries for similar positions in the industry. The Company's incentive-based bonus plans took total compensation levels to the third quartile (50%-75%) of compensation for similar positions within the industry. The compensation system developed over the years by the Company is designed so that a relatively high percentage of all compensation is incentive-based. Executive officers' positions within the salary range were established as a function of performance. Executive officers' performance was judged on both a subjective and objective basis, the latter measured against specific, personal objectives agreed upon at the outset of the year by the executive and the President and CEO. Merit salary increases were awarded on the basis of the performance rating. The President's and CEO's performance was judged on a subjective basis by the Board of Directors. John K. Darragh's salary as the President and CEO of the Company was determined in the same manner as all other executive officers of the Company except that his performance was judged on a subjective basis by the Board of Directors. After reviewing the recommendations of the Compensation Committee, the entire Board of Directors adopted those recommendations as its own and implemented the salary levels recommended. The Committee did not take into account the employment agreement for Mr. Darragh discussed under "Termination of Employment and Change-In-Control Arrangements" below, in recommending Mr. Darragh's salary. Salaries were not determined by specific performance measures.

  All bonuses were determined by specific performance measures provided in the incentive plans discussed below. The Company's executive officers' bonuses were established by the Company's Key Employees Incentive Plan, as amended (the "Incentive Plan"), and the Company's Stock Incentive Plan, as amended ("Stock Plan"), which were originally approved by the Company's shareholders in 1976 and 1978. Neither the Compensation Committee nor the Board of Directors determine the bonuses which are paid to the Company's executive officers as the bonus amounts are predetermined under the Incentive Plan and Stock Plan formulas.

  The Incentive Plan requires the Company annually to provide three percent (3%) of the pre-federal income tax profit of the Company (before the amount accrued for the Incentive Plan and exclusive of extraordinary items) as an incentive to and for the benefit of all Executive Officers, Corporate and Forms Division headquarters' employees. Each person shares pro-rata in the bonus pool, based on their targeted participation level determined by the point value of their job description. Each officer's targeted participation is equivalent to 50% of their salary. If the bonus pool exceeds the amount required to pay each person their full targeted participation, the excess amount is allocated pro-rata among the management participants, including officers, with payment deferred until after age 65. The maximum amount that may be deferred is equivalent to their targeted participation level, 50% in the case of officers.

  The Stock Plan requires the Company annually to provide an amount equal to the lesser of (a) four percent (4%) of the Company's annual pre-federal income tax profit in excess of the Company's 1976 pre-federal income tax profit or (b) four percent (4%) of the Company's annual pre-federal income tax profit in excess of thirty-one and five-tenths percent (31.5%) of the Company's pre-federal income tax profit for the immediately preceding fiscal year as an incentive to all officers and certain key employees of the Company. The relative participation of each officer in the Stock Plan is in proportion to the officer's annual salary with payment made fifty percent (50%) in cash and fifty percent (50%) in Common Stock of the Company.

  The Board of Directors of the Company adopted on December 13, 1990, an Officer Supplemental Bonus Plan (the "Supplemental Plan") as an incentive to and reward to the Company's officers for extraordinary effort in restructuring the Company's operations with the objective of increasing the annual pre-tax earnings of the Company from January 1, 1991 to December 31, 1993. The Supplemental Plan provides that the Company's officers as of January 1, 1991, will earn a group cash bonus which will be payable within a reasonable time after December 31, 1993 in an amount equal to one percent (1%) of the total aggregate increase, if any, in the Company's pre-tax earnings attained during the Company's 1991, 1992 and 1993 fiscal years in excess of $150,000,000 up to $208,800,000 plus six percent (6%) of the amount in excess of $208,800,000. The Company's pre-tax profit for the Company's 1991 fiscal year was $49,900,587. The Company's pre-tax profit for the Company's 1992 fiscal year was $61,185,214. The Company's pre-tax profit for the Company's 1993 fiscal year was $68,908,589 resulting in a bonus pool of $300,917. The Board of Directors allocated among the Company's officers their bonus pool based upon their subjective evaluation of each eligible officer's individual contribution to the success of the restructuring effort. The executive officers eligible to participate in this Plan as a result of having been officers as of January 1, 1991 were Messrs. Darragh, Redding, Seifert and Spaul. Mr. Darragh, as President and Chief Executive Officer, was awarded $60,183. Mr. Redding, as Executive Vice President & Chief Operating Officer, was awarded $45,138. Mr. Seifert, as Vice President
- -- Forms Manufacturing, was awarded $37,615. Mr. Spaul, as Vice President & General Manager -- Communicolor Division, was awarded $45,138. Pre-tax profit means the Company's net income as reported to the Company's shareholders, plus
(i) federal income tax expense, (ii) the Key Employees' "Maxi-mum Incentive Reserve", and (iii) the "Stock Incentive Reserve" exclusive of any extraordinary items, if any, as verified by the Company's independent Certified Public Accountants.

The Incentive Plan, Stock Plan and Supplemental Plan effectively tie a major portion of each executive officer's compensation to corporate profit performance. The Stock Plan has the added feature of placing fully-valued Company stock in the hands of executive officers, creating the opportunity for capital gains from higher stock prices produced by improving the Company's performance. All three Plans are administered by the Board of Directors. The Board does not have the discretion to readjust or waive the formula in the Incentive Plan or the Stock Plan.

Newly enacted provisions of the Internal Revenue Code provide that compensation in excess of $1 million per year paid to the chief executive officer as well as to other executive officers listed in the compensation table will not be deductible unless the compensation is "performance based" and the related compensation is approved by shareholders. The new law applies to compensation paid in 1994. It was not considered by the Committee in determining 1993 compensation.
THE BOARD OF DIRECTORS:

Roy W. Begley, Jr.         Mary C. Nushawg
Ralph R. Burchenal         Peter S. Redding
F. David Clarke, III       John J. Schiff, Jr.
John K. Darragh            Charles F. Sherman
Paul H. Granzow            John Q. Sherman, III
James L. Sherman           William P. Sherman
(Retired 2/17/94)          (Retired 2/17/94)

2. SUMMARY COMPENSATION TABLE

- --------------------------------------------------------------------------------

                                                    ANNUAL COMPENSATION
                                         -----------------------------------------
                                                                       ALL OTHER
       NAME AND PRINCIPAL                 SALARY       BONUS ($)      COMPENSATION
          POSITION              YEAR       ($)        (1) (2) (3)       ($) (4)
- ----------------------------------------------------------------------------------
John K. Darragh                 1993     $580,500(5)   $ 756,952(6)       $899
President and Chief             1992      654,900(5)     643,238           873
Executive Officer               1991      542,800(5)     456,282           848
Peter S. Redding                1993      224,000        429,089(6)        899
Executive Vice President &      1992      215,000        353,789           873
Chief Operating Officer         1991      198,000        244,967           848
Joseph V. Schwan                1993      160,700        275,450           899
Vice President --               1992      154,500        254,234          None
Forms Sales & Marketing         1991       62,500         23,180          None
Harry A. Seifert, Jr.           1993      133,400        266,271(6)        899
Vice President --               1992      128,250        211,040           873
Forms Mfg.                      1991      121,000        149,703           848
Michael Spaul                   1993      132,000        271,395(6)        899
Vice President --               1992      127,000        208,982           873
General Manager --              1991      110,000        113,227           848
COMMUNICOLOR Division
- ----------------------------------------------------------------------------------

  (1) Includes the following: (a) The cash incentive earned by the officers pursuant tot he Company's Stock Plan; (b) The market value of the shares of Common Stock of the Company as of December 31, of 1991 ($13.875 per share), 1992 ($18.000 per share) and 1993 ($20.750 per share) which were earned by the Company officers in those years but which were received in the following year pursuant to the Stock Plan; and (c) The cash incentive earned by the Company officers pursuant to the Company's Incentive Plan. The cash incentives were earned by the Company officers in 1991, 1992 and 1993 but were paid in the following year pursuant to the Incentive and Stock Plans.

  (2) Includes amounts deferred by the officers pursuant to Section 401(k) of the Internal Revenue Code under The Standard Register Employees Savings Plan (the "Savings Plan").

  (3) Includes amount earned under the Incentive Plan, in excess of the 50% annual base salary target level, with payment deferred until normal retirement or earlier termination date.

  (4) Includes the Company's matching contributions under the Savings Plan. The Savings Plan provides that the Company may make an annual matching contribution for each participant in an amount up to ten percent (10%) of each participant's contribution; provided, however, the Company's matching contribution for each participant shall in no event exceed six-tenths (.6) of one percent (1%) of the participant's eligible compensation. Employee contributions to the Savings Plan are fully vested to the participants. The Company's matching contribution has a vesting schedule so that one hundred percent (100%) of the Company's matching contribution will vest after five (5) years of Company service.

  (5) Includes $174,000 paid to John K. Darragh in each of the three (3) years pursuant to an employment contract as amended, between the Company and Mr. Darragh.

  (6) Includes the cash incentive earned by the Company officers pursuant to the Supplemental Plan.

  The Stanreco Plan is an uninsured plan and provides for retirement benefits based on the average pay of the highest five (5) years of total plan participation. The Stanreco Plan is funded, in part, by contributions by the Stanreco Plan participants. The annual contributions by the Company are computed on an actuarial basis. The Company's annual contribution to the Stanreco Plan with respect to an individual person is not and cannot readily be separately or individually calculated by the Stanreco Plan actuaries. In 1993, the Company's contribution to the Plan amounted to 4.11% of the total remuneration of the participants in the Stanreco Plan. All forms of remuneration, excluding overtime and shift differential remuneration, are covered by the Stanreco Plan.

  The Company has a non-qualified retirement plan known as The Standard Register Company Non-Qualified Retirement Plan ("Non-Qualified Plan"). Benefits under the Non-Qualified Plan are determined by the same formula used in the Stanreco Plan. The Non-Qualified Plan is supplemental to the Stanreco Plan in that it provides retirement benefits which would have been payable from the Stanreco Plan but for the limits imposed by the Tax Reform Act of 1986. The Company does not currently fund or contribute to the Non-Qualified Plan but does accrue projected benefit expense annually.

  The Company also has a supplemental non-qualified retirement plan known as The Standard Register Company Officers' Supplemental Non-Qualified Plan ("Supplemental Non-Qualified Plan"). This Supplemental Non-Qualified Plan pays retirement benefits in addition to the Stanreco Plan and Non-Qualified Plan based on the number of years of credited service as an officer in excess of five
(5) years.

  For an officer, the sum of annual benefits earned under the Stanreco Plan, Non-Qualified Plan and Supplemental Non-Qualified Plan are subject to a limit of 50% of the average of the highest five (5) years of compensation.

  Table 1 shows the estimated annual retirement benefits payable from the Stanreco Plan and the Non-Qualified Plan to the Company's employees in specified remuneration and years of service classifications. Part of the estimated annual benefits include the return of and earnings on contributions made by the Company's employees. Table 2 shows the estimated annual retirement benefits payable from the Supplemental Non-Qualified Plan to the Company's officers in specified remuneration and years of officer service in excess of five (5) year classifications. An officer's annual retirement benefit is equal to the lesser of the sum of the benefits from Tables 1 and 2 or 50% of the average of the highest five (5) years of compensation.

TABLE 1

  AVERAGE OF FIVE                                     YEARS OF CREDITED SERVICE
  HIGHEST YEARS OF     ---------------------------------------------------------------------------------------
    COMPENSATION           1            5           10           15           20           25           30
  ----------------     ---------    ---------    ---------    ---------    ---------    ---------    ---------
     $  200,000        $   2,600    $  13,000    $  26,000    $  39,000    $  52,000    $  65,000       78,000
        300,000            3,900       19,500       39,000       58,500       78,000       97,500      117,000
        400,000            5,200       26,000       52,000       78,000      104,000      130,000      156,000
        500,000            6,500       32,500       65,000       97,500      130,000      162,500      195,000
        600,000            7,800       39,000       78,000      117,000      156,000      195,000      234,000
        700,000            9,100       45,500       91,000      136,500      182,000      227,500      273,000
        800,000           10,400       52,000      104,000      156,000      208,000      260,000      312,000
        900,000           11,700       58,500      117,000      175,500      234,000      292,500      351,000

TABLE 2

  AVERAGE OF FIVE         YEARS OF OFFICER SERVICE IN EXCESS OF FIVE
  HIGHEST YEARS OF     ------------------------------------------------
    COMPENSATION           1            5           10           15
  ----------------     ---------    ---------    ---------    ---------
     $  200,000        $   6,100    $  30,500    $  61,000    $  91,500
        300,000            9,150       45,750       91,500      137,250
        400,000           12,200       61,000      122,000      183,000
        500,000           15,250       76,250      152,500      228,750
        600,000           18,300       91,500      183,000      274,500
        700,000           21,350      106,750      213,500      320,250
        800,000           24,400      122,000      244,000      366,000
        900,000           27,450      137,250      274,500      411,750

    The amounts of estimated annual benefits are based upon the assumption that the employee remains in the service of the Company until age 62, at which age the employee qualifies for the maximum retirement benefit. Retirement prior to age 62 will result in actuarially reduced benefits. The estimated annual benefits are not subject to any deduction for social security benefits.

  The table below shows the average of the highest five years of total compensation and the years of service for each person listed in the executive compensation table.

                      AVERAGE OF
                   THE HIGHEST FIVE    YEARS OF   YEARS OF
                       YEARS OF        CREDITED   OFFICER
      NAME        TOTAL COMPENSATION   SERVICE    SERVICE
- ----------------  ------------------   --------   --------
John K. Darragh        $881,145           19         19
Peter S. Redding       $449,976           26         12
Joseph V. Schwan       $218,371            1          1
Harry A. Seifert       $261,894           27          6
Michael Spaul          $195,062           10          3

EMPLOYMENT CONTRACTS AND TERMINATION AND CHARGE-IN-CONTROL ARRANGEMENTS

  The Company entered into an employment contract with Mr. Darragh which provides that the Company shall pay him annually while he is employed, in addition to his base salary, an amount equal to the annual amount that he would have received in retirement pay under his original employment contract had he retired on November 1, 1989. This payment is excluded from the computation of his share of annual incentive payments under the Company's incentive plans. The employment contract further provides that Mr. Darragh shall continue in the employment of the Company until age sixty-five and that the Company shall employ him until age sixty-five unless the employment is terminated prior to that time with just cause. The contract provides that he will accept the office or offices of the Company to which he may from time to time be elected by the Board of Directors, and that, unless he becomes permanently disabled, he shall serve continuously in the office or offices to which he has been elected for and during the entire period from the date of his contract to age sixty-five, and perform such other duties and responsibilities as delegated to and imposed upon him by the Company. The contract also provides that if he continues in the employment of the Company until age sixty-five, the Company will supplement his retirement benefits from the Company's qualified retirement plan, the Stanreco Retirement Plan (the "Stanreco Plan") to the extent necessary to provide him annual retirement benefits equal to the greater of (i) one-half his highest annual base salary as an employee excluding bonuses and other incentive compensation, or (ii) the benefits which he would be eligible to receive if he were a participant under the Non-Qualified Plan described hereafter.
F. SUBJECTS TO BE CONSIDERED AT THE
   ANNUAL MEETING

  The subjects to be considered at the Annual Meeting or any adjournments thereof, so far as is known to the Board of Directors, are as follows:

PROPOSAL 1. FIXING NUMBER OF DIRECTORS

  The Company presently has ten (10) directors. The Board of Directors recommends fixing the total number of directors to be elected at ten (10). Unless otherwise indicated in the proxy, it is intended by the Board of Directors that all shares of stock represented by the accompanying proxy will be voted in favor of this recommendation.

  The affirmative vote of the holders of the majority of the votes cast upon this proposal is required for approval.

PROPOSAL 2. ELECTION OF DIRECTORS

  Unless otherwise indicated in the proxy, it is intended by the Board of Directors that all shares of stock represented by the accompanying proxy will be voted in favor of the election of the ten (10) persons as hereinafter named to be directors of the Company to hold office until the next annual election or until their successors shall be duly elected and qualified or until the earlier resignation, removal from office or death of such director. All nominees are presently directors of the Company.

  Although the Board of Directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any of them is unavailable, it is intended that the shares will be voted for substitute nominees as may be determined by the persons voting the proxies.

  Cumulative voting is permitted by the laws of Ohio in voting upon the election of directors if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for the Annual Meeting that the shareholder desires that the voting at such election be cumulative and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice. If any shares may be voted cumulatively for the election of directors, each shareholder present at the Annual Meeting and the persons voting the proxies shall have full discretion and authority to cumulate such voting power as the shareholder or proxy possesses and to give one candidate as many votes as the number of directors to be elected multiplied by the number of votes which the shareholder or proxy is entitled to cast, or to distribute such votes on the same principle among two or more candidates, as the shareholder or proxy sees fit.

  Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

  All nominees were previously elected as Directors of the Company by Shareholders at the last Annual Meeting except for Roy W. Begley, Jr. and John
Q. Sherman, II who were appointed by the Board in February of 1994 to fill the vacancies created by the resignations of William P. Sherman and James L. Sherman who retired after 53 and 50 years of service respectively.

  The names of the nominees recommended by the Company for election as directors and information concerning each of said nominees are as follows:

                                                SERVED AS
            NAME                   AGE       DIRECTOR SINCE
- ----------------------------    ---------    ---------------
ROY W. BEGLEY, JR.*                38             1994

Mr. Begley has been an Investment Specialist with Provident Securities and Investments since August 1992. From 1987 to 1992, Mr. Begley was a Financial Consultant with Shearson-Lehman Brothers. He is a member of the Pension Advisory Committee of the Board of Directors.

RALPH R. BURCHENAL                 62             1992

Mr. Burchenal has business interests in Florida and North Carolina and agricultural interests in Ohio and Montana. He is also an investor in several small businesses. He has been President of The French Broad River Company and Two Creek Corporation for more than five (5) years. He was formerly President of the First Mason Bank and an Executive Vice President of the Central Trust Company. He is a member of the Audit Committee and Compensation Committee of the Board of Directors. He is also President of The Children's Hospital in Cincinnati, Ohio.

                                                SERVED AS
            NAME                   AGE       DIRECTOR SINCE
- ----------------------------    ---------    ---------------
F. DAVID CLARKE, III               37             1992

Mr. Clarke has been Chairman of the Board of Directors as well as Vice President and General Counsel of Clarke-Hook Corporation since December of 1990. From 1985 to 1990 he was general counsel to the Clarke-Hook Corporation. He was in the private practice of law prior to joining the Clarke-Hook Corporation. He is a member of the Pension Advisory Committee and Compensation Committee of the Board of Directors of the Company.

JOHN K. DARRAGH                    64             1977

Mr. Darragh has been President and Chief Executive Officer of the Company since June 1, 1983. Prior to June 1, 1983, He served the Company in various executive and financial positions. He is an ex-officio member of all committees of the Board of Directors of the Company except for the Audit Committee. He is President and a director of STANFAST, Inc., a wholly-owned subsidiary of the Company.

PAUL H. GRANZOW                    66             1966

Mr. Granzow has been Chairman of the Board of Directors of the Company since January 1, 1984. He was a partner of the law firm of Turner, Granzow & Hollenkamp until December 31, 1983. From January 1, 1984 to September 16, 1992, he was "Of Counsel" with the law firm. He is a co-trustee of the John Q. Sherman Trust. See "Voting Securities and Principal Holders Thereof." He is a Senior Vice-President and a director of The Weston Paper and Manufacturing Co.

MARY C. NUSHAWG*                   72             1992

Mrs. Nushawg's occupation is personal investments for over five years. She is a member of the Compensation Committee of the Board of Directors of the Company.

PETER S. REDDING                   55             1992

Mr. Redding has been Executive Vice President & Chief Operating Officer of the Company since January 1, 1994. Prior to January 1, 1994, he served the Company in various executive, sales management and sales positions. He is Chairman of the Pension Advisory Committee of the Board of Directors of the Company.

JOHN J. SCHIFF, JR.                50             1982

Mr. Schiff has been Chairman of the Board of Directors of John J. and Thomas R. Schiff & Co., Inc., an insurance agency for more than five (5) years. He is also Chairman of the Board of Directors of The Cincinnati Insurance Company and the Cincinnati Financial Corporation. He is also a director of The Cincinnati Gas & Electric Company, Fifth Third Bancorp, The Fifth Third Bank, and the Cincinnati Bengals, Inc. He is Chairman of the Audit Committee and a member of the Pension Advisory Committee of the Board of Directors of the Company.

CHARLES F. SHERMAN*                66             1992

Mr. Sherman has had personal business interests in Ohio and Kentucky for over five years. He is a member of the Audit Committee of the Board of Directors of the Company.

JOHN Q. SHERMAN, II*               40             1994

Mr. Sherman has been a manufacturers' representative since 1985, representing A. Rifkin Company, a manufacturer of specialty security bags and other manufacturers of golf and incentive award products. He is a member of the Compensation Committee of the Board of Directors.

* Roy W. Begley, Jr. and John Q. Sherman, II, are first cousins, and are nephews of Mary C. Nushawg and Charles F. Sherman, sister and brother.
- ------------------------------------------------------------

  The total number of meetings of the Board of Directors held during 1993 was six (6). All incumbent directors attended at least seventy-five percent (75%) of the Board of Directors' meetings and the committee meetings of which they were members during 1993.

  The Company has a standing Audit Committee which held four (4) meetings in 1993. John J. Schiff, Jr. is Chairman of the Committee. Ralph R. Burchenal and Charles F. Sherman are the other members of the Audit Committee. The function of the Audit Committee is to maintain a direct line of communication between the independent certified public accountants and the Board of Directors. The Audit Committee is also responsible for reviewing the Company's corporate accounting, auditing and financial reporting practices. Additionally, the Audit Committee reviews annually the reasonableness of the fees paid to the Company's general counsel and independent auditors.

  The Company has a Compensation Committee which held two (2) meetings in 1993. James L. Sherman, who retired as a Director in February of 1994, was Chairman of the Committee during 1993. Ralph R. Burchenal, Mary C. Nushawg and F. David Clarke, III are the other members of the Compensation Committee. The function of the Compensation committee is to study all forms of executive compensation and incentives and to report to the Board of Directors from time to time the results of the Committee's studies, together with its recommendations regarding executive compensation and incentives.

  The Company does not have a Nominating Committee of the Board of Directors. The Board of Directors, which performs the function of a Nominating Committee, will consider nominees recommended by any shareholder which are submitted in writing by December 1, 1994.

  Non-officer members of the Board of Directors receive an annual fee of $20,000 as compensation for the services performed as a director. Non-officer directors also receive an annual fee of $3,000 for serving on the Audit Committee and Compensation Committee, and $5,500 for serving on the Pension Advisory Committee of the Board of Directors. Non-officer chairmen of the Audit and Compensation Committees receive an additional annual fee of $1,000 for the services they perform as chairmen. Non-officer chairmen of the Pension Advisory Committee receive an additional annual fee of $2,000 for the services they perform as chairmen. Each non-officer director is paid $1,000 for each Board of Directors' meeting which he or she attends in addition to the annual fees each non-officer director receives for serving on the Board of Directors. All non-officer directors also are paid all reasonable expenses which they incur in attending meetings or in otherwise discharging their duties as members of the Board of Directors or committees of the Board of Directors. Officer members of the Board of Directors do not receive any fees for serving as members of the Board of Directors or as members of any committees.

  The Company has a supplemental retirement benefit agreement with Paul H. Granzow which provides that the Company will supplement his retirement benefits from the Stanreco Plan to the extent necessary to provide him with annual retirement benefits equal to the greater of $150,000 or fifty percent (50%) of the average annual compensation paid to him for the five (5) year period immediately preceding the year of his termination of employment with the Company.

PROPOSAL 3. SELECTION OF AUDITORS

  Action will be taken by the shareholders with respect to the selection of auditors for the Company to serve for the year 1994. The Board of Directors recommends that the firm of Battelle & Battelle, Certified Public Accountants, who served as auditors last year, be retained. Battelle & Battelle has no direct or any material indirect financial interest in the Company or any connection during the past three (3) years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The affirmative vote of the holders of the majority of the votes cast is required to retain Battelle & Battelle as the Company auditors for the year 1994.

  A representative of Battelle & Batelle is expected to be present at the Annual Meeting or any adjournments thereof. This representative will have an opportunity to make a statement to the shareholders and will be available to respond to appropriate questions from shareholders.

  The Board of Directors does not intend to present any other proposals for action by the shareholders at the Annual Meeting and has not been informed that any other person or persons intend to present any other proposal for action by shareholders at the Annual Meeting. If any proposals or other matters come before the Annual Meeting or any adjournments thereof, not now known to the Board of Directors, the persons voting the proxies will vote the shares they are authorized to vote on such proposals or matters in accordance with their best judgments.

G. OTHER MATTERS

  The expense of making the solicitation of proxies will consist of preparing and mailing the proxies, proxy statements, and related material, and the expense of any brokers, custodians, nominees or fiduciaries incurred in forwarding the documents to their principals or beneficiaries. These are the only contemplated expenses of solicitation and they will be paid by the Company.

BY THE ORDER OF THE BOARD OF DIRECTORS

/S/ Rebecca A. Kagan
REBECCA A. KAGAN
Secretary

Dayton, Ohio

                        THE STANDARD REGISTER COMPANY
            PROXY FOR ANNUAL SHAREHOLDERS MEETING, APRIL 20, 1994
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS That the undersigned, a shareholder of The Standard Register Company ("Company") hereby appoints JOHN K. DARRAGH, PAUL H. GRANZON and WILLIAM P. SHERMAN ("Appointed Proxies") each with full power to substitute or act alone, to vote (the action of a majority of those present to control) with respect to all shares of stock of the undersigned in the Company at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held April 20, 1994, and any adjournments thereof, upon the following:

(1)   PROPOSAL TO FIX AND DETERMINE THE NUMBER OF DIRECTORS TO BE TEN
                                        / / FOR   / / AGAINST   / / ABSTAIN
(2)   ELECTION OF DIRECTORS
      A vote FOR includes discretionary authority (i) to cumulate votes selectively among the nominee's and (ii) to vote for a substitute nominee if any of the nominees listed becomes unwilling or unable to serve.

      / / FOR all nominees listed below         / / WITHHOLD AUTHORITY
          (except as marked to the contrary          (to vote for all nominees
            below)                                   listed below)

      INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominees name in the list below:
                   Roy W. Begley, Jr., Ralph R. Burchenal, F. David Clarke,III, John K. Darragh, Paul H. Granzow, Mary C. Nushawg,
                   Peter S. Redding, John J. Schiff, Jr., Charles F. Sherman, John Q. Sherman, II

(3) PROPOSAL TO APPROVE BATTELLE & BATTELLE, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.
                / / FOR         / / AGAINST     / / ABSTAIN

(4) According to their best judgment on any and all matters as may properly come before the meeting or any adjournments thereof. The Board of Directors does not know of any matters to be brought before the Annual Meeting other than those described above.

                  (Continued and to be signed on reverse side)

THE APPOINTED PROXIES WILL VOTE FOR EACH OF THE MATTERS SET FORTH ABOVE AT PARAGRAPHS (1), (2) AND (3) WHICH ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT, UNLESS YOU OTHERWISE SPECIFIED HEREIN ABOVE, IN WHICH CASE THE APPOINTED PROXIES WILL VOTE OR WITHHOLD IN ACCORDANCE WITH INSTRUCTIONS GIVEN.

IMPORTANT: Signature should agree with name on this proxy. Executors, administrators, trustees, etc., should so indicate when signing.



                                         ____________________________________
                                                    signature
                                         ____________________________________
                                                    signature
                                         DATE:_________________________, 1994




PLEASE FILL IN, SIGN AND RETURN THIS PROXY WHETHER OF NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.